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SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of the Earliest Event Reported)  September 8, 2003

ICN Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-11397	33-0628076

(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

3300 Hyland Avenue
Costa Mesa, California 92626
(Address of principal executive offices) (Zip code)

(714) 545-0100
(Registrant’s telephone
number, including area code)

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Item 7. Financial Statements and Exhibits

The Company is furnishing a press release dated September 8, 2003 as Exhibit 99.1 to the Current Report, and is furnishing additional financial information as Exhibit 99.2 to the Current Report. This information is also available on the Company’s website at http://icnpharm.com under Newsroom/ News Releases dated September 7 and 8, 2003.

(c) Exhibits

Exhibit No.	Description

99.1	Press Release dated September 8, 2003
99.2	Information Disclosed at Bear Stearns Healthcare Conference

Item 12. Results of Operations and Financial Condition

On September 8, 2003, the Company issued a press release in connection with a presentation at Bear Stearn’s 16th Annual Healthcare Conference. The press release is attached as Exhibit 99.1.

In its presentation at the conference, which was webcast and which is available on the Investor Relations section on the Company’s website at http://icnpharm.com under Webcast Archives, the Company announced certain information set forth in Exhibit 99.2.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, ICN Pharmaceuticals, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2003	ICN PHARMACEUTICALS, INC.

/s/ Robert W. O’Leary

Chairman and Chief Executive Officer